EXHIBIT 23.1

                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the registration statements of Equity Inns, Inc. on Form S-3 (File Nos. 333-26559, 33-99480, 33-90364, 333-48169, 333-47761 and 333-63253) of our report dated February 7,
2002, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.




PricewaterhouseCoopers LLP





Memphis, Tennessee
March 21, 2002